UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2009 (July 24, 2009)

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b); (e)

Alain J. P. Belda, executive Chairman of the Board of Directors of Alcoa Inc. (the “Company”), has elected to retire as an executive officer of the Company, effective August 1, 2009, after more than a 40-year career with the Company. It is expected that Mr. Belda will continue to serve as Chairman of the Board until his term as a director expires at the next annual meeting of shareholders on April 23, 2010.

As previously reported in the Company’s Current Report on Form 8-K filed on August 15, 2007, it is anticipated that Klaus Kleinfeld, President and Chief Executive Officer of the Company, will succeed Mr. Belda as Chairman of the Board upon Mr. Belda’s retirement as Chairman.

On July 24, 2009, the Board of Directors approved the terms of the transition of Mr. Belda’s leadership in a letter agreement effective as of that date. The key terms are:

•

Mr. Belda’s target incentive compensation for 2009 as an executive officer payable after year-end will be equal to 150% of his base salary, pro-rated through August 1, 2009 and adjusted by the corporate performance score determined by the Compensation and Benefits Committee of the Board of Directors at year-end.

•	Beginning August 1, 2009, Mr. Belda will receive a director’s fee at the current annual retainer rate for non-employee directors ($192,500, prorated for length of service).

•	Upon his retirement as Chairman, Mr. Belda will receive a quarterly stipend of up to $35,000 for his use in meeting his expenses for office space and support, for up to five years.

•

The Company will continue to pay life insurance premiums on a universal life insurance policy through December 2019. As of August 1, 2009, taxes incurred by Mr. Belda resulting from Company-paid life insurance premiums will not be reimbursed to him and grossed up.

•

Following his retirement as Chairman, the Company or the Alcoa Foundation will match a contribution made by Mr. Belda to a tax-exempt foundation established by Mr. Belda and his wife, in the amount of $2.5 million. It is expected that the contribution will be made in up to 10 annual installments of $250,000.

A copy of the letter agreement with Mr. Belda is attached hereto as Exhibit 10 and incorporated herein by reference.

Additionally, on July 24, 2009, J. Michael Schell was appointed Executive Vice President – Business Development effective August 3, 2009. He had been Executive Vice President – Business Development and Law since May 8, 2008 and Executive Vice President – Business Development and Law/Chief Compliance Officer since July 18, 2008.

A copy of the press release relating to Mr. Schell’s position is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following are filed as exhibits to this report:

10	Letter agreement effective as of July 24, 2009 between Franklin A. Thomas, Lead Director, and Alain J. P. Belda, Chairman of the Board.

99	Alcoa press release dated July 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Charles D. McLane, Jr.
Name:	Charles D. McLane, Jr.
Title:	Executive Vice President and Chief Financial Officer

Date: July 29, 2009

EXHIBIT INDEX

Exhibit No.	Description
10	Letter agreement effective as of July 24, 2009 between Franklin A. Thomas, Lead Director, and Alain J. P. Belda, Chairman of the Board.

99	Alcoa press release dated July 28, 2009.

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